Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No. 333-174207) on Form S-3 of Rick’s Cabaret International, Inc. of our report dated November 30, 2012, with respect to the combined financial statements of Jaguars Gold Clubs as of and for the year ended December 31, 2011, which report appears in this Amendment No. 2 to Current Report on Form 8-K/A of Rick’s Cabaret International, Inc.

/s/ Whitley Penn LLP

Dallas, Texas

November 30, 2012